UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 2, 2017

SUNCOKE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35243	90-0640593
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 Warrenville Road, Suite 600
Lisle, Illinois		60532
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (630) 824-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Iem 1.01. Entry into Material Definitive Agreement.

On February 2, 2017, SunCoke Energy, Inc. (the “Company”) entered into that certain Amendment No. 5 and Consent (the “Fifth Amendment”) to the Credit Agreement, dated as of July 26, 2011 (the “Credit Agreement”), by and among the Company, the banks and other financial institutions party thereto, and JPMorgan Chase Bank, N.A. as Administrative Agent. Among other things, the Fifth Amendment: (i) extends the maturity, or revolving termination date, to December 1, 2018; (ii) reduces the aggregate amount of the total revolving commitments from $150 million to $125 million; (iii) reduces the aggregate commitment for issuance of letters of credit, by the issuing lenders for the account of the Borrower, from $100 million to $50 million; (iv) removes the swingline loan subfacility and related definitional provisions; and (v) adds certain definitions.

The Fifth Amendment became effective on February 2, 2017. The foregoing brief description is qualified in its entirety by a copy of the Fifth Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 5 to Credit Agreement, dated as of February 2, 2017, by and among SunCoke Energy, Inc., the banks and other financial institutions party thereto, and JPMorgan Chase Bank, N.A. as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCOKE ENERGY, INC.

By:	/s/ Fay West
Fay West
Senior Vice President and
Chief Financial Officer

Date: February 8, 2017

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Amendment No. 5 to Credit Agreement, dated as of February 2, 2017, by and among SunCoke Energy, Inc., the banks and other financial institutions party thereto, and JPMorgan Chase Bank, N.A. as Administrative Agent